EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of June 14, 2005, by and among CNB CORPORATION, a South Carolina corporation (the "Company"), THE CONWAY NATIONAL BANK (the "Bank") and ROBERT P. HUCKS (the "Executive").

RECITALS

     The Executive has been employed as an Executive Vice President of the Company and its wholly-owned national banking subsidiary, the Bank.  Effective as of the date of this Agreement, the Executive has been promoted to President of the Company and the Bank, and the Company, the Bank and the Executive desire to set forth in writing the terms and conditions of the Executive's continued employment in such capacities.

             NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.     Employment.

             1.1     Position.  Subject to the terms and conditions of this Agreement, the Company and the Bank agree to continue to employ the Executive during the term hereof as their President.  In such capacity, the Executive shall report to the boards of directors of the Company and the Bank (collectively referred to hereinafter as the "Board") and shall have the customary powers, responsibilities and authorities of such position and office for corporations of the size and character of the Company and the Bank (collectively referred to herein after as the "Company"), as they exist from time to time and as are assigned by the Board.

             1.2     Duties.  Subject to the terms and conditions of this Agreement, the Executive hereby agrees to continue employment with the Company and agrees to devote his full working time and efforts, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities to the Company and its subsidiaries and affiliates in connection therewith.  The Executive shall perform such duties and exercise such powers, commensurate with his position, as the Board shall from time to time delegate to him on such terms and conditions and subject to such restrictions as the Board may reasonably from time to time impose.

             1.3     Outside Activities.  Nothing in this Agreement shall preclude the Executive (i) from engaging in charitable and community affairs or managing his personal investments or (ii) from serving as a member of boards of directors or as a trustee of any other corporation, association or entity, so long as in the reasonable determination of the Board none of the activities described in the foregoing clause (i) or (ii) interferes with his duties and responsibilities hereunder.

     2.     Term of Employment.  Subject to the terms and conditions of this Agreement, the Company hereby agrees to continue to employ the Executive, and the Executive hereby accepts such employment, for a period commencing on the date of this Agreement and ending on the fifth anniversary of the date of this Agreement.  The term of this Agreement shall be automatically renewed and extended for additional one-year periods commencing on the fifth anniversary of the date of this Agreement and on each anniversary date thereafter, unless the Company or the Executive provides written notice to the other party, at least 90 days prior to the expiration of the initial term or any renewal term, of the non-renewal of this Agreement.

     3.        Compensation.

                 3.1     Salary.  From and after the date of this Agreement, the Company shall pay the Executive a base salary (the Executive's "Base Salary") at the rate of no less than $230,000 per annum.  The Executive's Base Salary shall be reviewed no less frequently than annually and may be increased at the discretion of the Board (or a committee thereof) and, as so increased, shall constitute the Executive's "Base Salary" hereunder.  Base Salary shall be payable in accordance with the normal payroll practices of the Company but no less frequently than monthly.

                 3.2     Bonus.  For each fiscal year of the Executive's employment hereunder, the Executive shall participate in a bonus plan established for the Company's senior executives.  The Executive's target bonus under such plan shall be equal to 25% of the Executive's Base Salary.  The Executive may earn a bonus under the Company's bonus plan of more or less than his target bonus down to a low of zero (or no bonus) and up to a maximum of 2 times the target bonus.  The Board (or a committee thereof) shall have complete authority to establish the performance goals, such as return on average assets or equity or the Company's loan to deposit ratio, for the determination of the Executive's bonus, the threshold performance required for the payment of the minimum and maximum bonus and all other terms and provisions of the bonus plan.  Bonuses shall be paid within 2-½ months following the fiscal year to which they relate.

                  3.3     Other Compensation Plans and Programs.  The Executive shall be eligible to participate in any other compensation plan or program maintained by the Company from time for senior executives of the Company on terms and conditions that are comparable to those applicable to such other senior executives.

     4.               Benefits and Perquisites.

                       4.1     Employee Benefit Programs, Plans and Practices.  The Company shall provide the Executive during the term of his employment hereunder with participation in or coverage under all employee pension and welfare benefit programs, plans and practices (commensurate with his position in the Company from time to time and to the extent permitted under any employee benefit plan) which the Company makes available to its senior executives.

                      4.2     Vacation and Fringe Benefits.  The Executive shall be entitled to no less than the number of business days paid vacation in each calendar year which have historically been provided to the Executive, which shall be taken at such times as are consistent with the Executive's responsibilities hereunder.  In addition, the Executive shall be entitled to the perquisites and other fringe benefits currently made available to senior executives of the Company, commensurate with his position with the Company.

     5.     Expenses.     The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for travel and similar items related to such duties and responsibilities.  The Company will reimburse the Executive for all such expenses upon presentation by the Executive from time to time of appropriately itemized and approved (consistent with the Company's policy) accounts of such expenditures.

     6.     Termination of Employment.     The Executive's employment with the Company may be terminated prior to the expiration of the term of this Agreement in accordance with the provisions of this Section 6, in each case, effective as of the Executive's Date of Termination (as defined in Section 7.2 below).

                        6.1     Death.     The Executive's employment shall terminate upon his death.

                        6.2     Disability.  If, as a result of the Executive's incapacity due to physical or mental illness, the Executive is absent from the full-time performance of his duties hereunder for the entire period of 6 consecutive months, and within 30 days after written Notice of Termination (as defined in Section 7.1) is given shall not return to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder for "Disability."

                        6.3     Cause.     The Company may terminate the Executive's employment hereunder for Cause.  For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon the occurrence of any of the following events:  (i) the conviction of the Executive for the commission of a felony involving dishonesty with respect to the Company; or (ii) gross and willful misconduct by the Executive that is demonstrably and materially injurious to the Company, whether monetarily or otherwise.  For purposes of this Section 6.3, no act or failure to act on the Executive's part shall be considered "willful" unless done or failed to be done by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.

                        6.4     Good Reason.     The Executive may terminate his employment hereunder for Good Reason.  For purposes of this Agreement, the Executive shall have "Good Reason" to terminate his employment hereunder upon the occurrence of any of the following events:  (i) the assignment to the Executive by the Company of duties inconsistent with the Executive's position and duties as defined in Sections 1.1 and 1.2 or the Executive's position or duties are substantially and adversely altered; (ii) a reduction by the Company in the Executive's Base Salary or target bonus; (iii) the failure by the Company to obtain the specific assumption of this Agreement by any successor or assign of the Company or any person acquiring substantially all of the Company's assets; (iv) a relocation of the Company's principal executive offices or of the Executive's principal place of employment to a location more than 60 miles from Conway, South Carolina; or (v) any material breach by the Company of this Agreement.

                        6.5     Voluntary Resignation.  The Executive may voluntarily resign from his employment hereunder for any reason other than Good Reason.

     7.                Termination Procedure.

                        7.1     Notice of Termination.  Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to Section 6.1) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11.  For purposes of this Agreement, a "Notice of Termination" shall mean a notice that indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                      7.2     Date of Termination.     "Date of Termination" shall mean (i) if the Executive's employment is terminated pursuant to Section 6.1 above, the date of the Executive's death, (ii) if the Executive's employment is terminated pursuant to Section 6.2 above, 30 days after Notice of Termination is given (provided that the Executive has not returned to the performance of his duties on a full-time basis during such 30 day-period), or (iii) if the Executive's employment is terminated pursuant to Section 6.3, 6.4 or 6.5 above, the date on which a Notice of Termination is given or any later date (within 30 days) set forth in such Notice of Termination; provided, however, that, if within 30 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     8.               Compensation upon Termination or During Disability.

                       8.1     Disability; Death.  During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to receive the Executive's Base Salary at the rate in effect at the beginning of such period as well as all other payments and benefits set forth in Section 4 hereof, reduced by any payments made to the Executive during the Disability Period under the disability benefit plans of the Company then in effect or under the Social Security disability insurance program ("Disability Payments").  Subsequent to the termination of the Executive's employment pursuant to Section 6.2, or in the event the Executive's employment is terminated by reason of his death, the Company shall pay to the Executive, his legal representative or his successors, his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and any bonus payable hereunder in respect of a period which ended prior to the Date of Termination.

                       8.2     By the Company without Cause or by the Executive for Good Reason.  If the Executive's employment is terminated by the Company other than for Cause or by the Executive for Good Reason, then the Company shall pay the Executive his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and any bonus payable hereunder in respect of a period which ended prior to the Date of Termination.  In addition, in lieu of any further Base Salary or bonus payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as liquidated damages to the Executive an amount equal to the product of (i) the number of years (including fractions thereof) remaining in the term of this Agreement as of the Date of Termination and (ii) the sum of Executive's Base Salary and target bonus in effect as of the Date of Termination, such amount to be paid in a cash lump sum within 30 days following the Date of Termination, and all stock options granted to the Executive shall, to the extent vested, remain outstanding for 2 years from the Termination Date or for the remaining terms of such instruments if they expire earlier.  Notwithstanding the foregoing, if the Termination Date occurs within six (6) months following a Change in Control, all stock options granted to the Executive shall immediately vest in their entirety and remain outstanding for the period of time as set forth in the preceding sentence (and to the extent the terms of any stock option plan conflict with this sentence, this sentence shall control.  For purposes of this Agreement, "Change in Control" means the occurrence of any one of the following events:  if a "person" (as such term is defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a group including the Executive, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of or equity interest in the Company or a merger, reorganization, liquidation or sale, lease or exchange of all or substantially all of the assets, of the Company.  For purposes of this Agreement, "merger" means any consolidation of the Company with, or merger of the Company with or into, another corporation, other than a consolidation or merger in which the Company is the surviving corporation.  The Company shall be the "surviving corporation" in any merger if the Company, or its stockholders immediately before the transaction, shall own (immediately after the transaction) equity securities, other than warrants, options or similar rights to subscribe to or purchase equity securities, of the surviving or acquiring corporation, or its parent corporation, possessing more than fifty (50%) percent of the voting power of or equity interest in the surviving or acquiring corporation or its parent corporation; and in making the determination of ownership by the stockholders of a corporation, immediately after the transaction, of equity securities pursuant to the preceding clause, equity securities which they owned immediately before the transaction as shareholders of another party to the transaction shall be disregarded.

                       8.3     By Company for Cause or by the Executive Without Good Reason.  If the Executive's employment is terminated by the Company for Cause or voluntarily by the Executive without Good Reason, then the Company shall pay the Executive his Base Salary (at the rate in effect at the time Notice of Termination is given) through the Date of Termination.

                       8.4     Benefit Plans.  Following any termination of the Executive's employment, the Company shall pay or provide the Executive all unpaid amounts or benefits to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the Company in which the Executive participates.

     9.               Confidential Information; Non-Competition.

                       9.1     Confidential Information.  The Executive shall hold in a fiduciary capacity for the benefit of the Company all trade secrets, confidential information, and knowledge or data relating to the Company and its businesses, which are obtained by the Executive during the Executive's employment by the Company.  The Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such trade secrets, information, knowledge or data to anyone other than the Company and those designated by the Company.  Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 9.1.  The Executive agrees to return all confidential information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner to the Company at any time upon request by the Company and upon the termination of his employment hereunder for any reason.

                      9.2     Non-Competition.  During the Executive's employment hereunder and for a period of 2 years thereafter, the Executive shall not engage in Competition, as defined below, with the Company in Horry, Marion, Florence, Williamsburg or Georgetown Counties in South Carolina (the "Restricted Territory"); provided, that it shall not be a violation of this Section 9.2 for the Executive to become the registered or beneficial owner of up to 5% of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, provided that the Executive does not actively participate in the business of such corporation until such time as this covenant expires.  For purposes of this Agreement, Competition by the Executive shall mean the Executive's engaging in, or otherwise directly or indirectly being employed by or acting as a consultant (for the purposes of this Section 9.2, the Executive shall be a "consultant" if the Executive works forty (40) or more hours for any one such entity in any 90-day period) or lender to, or being a director, officer, employee, principal, agent, stockholder (other than as specifically provided for herein), member, owner or partner of, or permitting his name to be used in connection with the activities of any other business or organization anywhere in the Restricted Territory which competes, directly or indirectly, with the business of the Company and its subsidiaries and affiliates as the same shall be constituted at any time during the Executive's employment hereunder.

     10.             Mitigation of Damages.  The Executive shall not be required to mitigate damages or the amount of any payment or benefits provided for under this Agreement by seeking other employment or otherwise after the termination of his employment hereunder.

     11.             Notices.  All notices or communications hereunder shall be in writing, addressed as follows:

                       To the Company:
                                   CNB Corporation
                                   1400 Third Avenue
                                   Conway, South Carolina  29526
                                   Attn:  Board of Directors

                       To the Executive:
                                    Robert P. Hucks
                                    5900 Reba Drive
                                    Conway, South Carolina  29527

Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

     12.             Separability; Legal Fees.  If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.  The Company shall reimburse the Executive for any legal fees and expenses incurred by the Executive in contesting or disputing any termination of the Executive's employment or in seeking to obtain or enforce any right or benefit provided by this Agreement other than for any such expenses, costs, liabilities or legal fees incurred as a result of the Executive's bad faith.

     13.            Assignment.  This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by the Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of the Company, if such successor expressly agrees to assume the obligations of the Company hereunder.

     14.            Amendment.  This Agreement may only be amended by written agreement of the parties hereto.

     15.            Survivorship.  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations, including the provisions of Section 9.  The provisions of this Section 15 are in addition to the survivorship provisions of any other section of this Agreement.

     16.            Governing Law.  This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of South Carolina without reference to rules relating to conflicts of law.

     17.            Effect on Prior Agreements.  This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any other prior agreement or understanding between the Company and the Executive regarding the Executive's employment.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and the Executive has hereunto set his hand and seal, all as of the day and year first above written.

                                                                                                                                   CNB CORPORATION
                                                                                                                                   By    /s/Paul R. Dusenbury
                                                                                                                                    Title  Executive Vice President

                                                                                                                                    THE CONWAY NATIONAL BANK
                                                                                                                                   By  /s/Paul R. Dusenbury
                                                                                                                                    Title  Executive Vice President

                                                                                                                                    /s/Robert P. Hucks                                        [SEAL]
                                                                                                                                       ROBERT P. HUCKS

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